UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Team Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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FOR IMMEDIATE RELEASE	For More Information Contact:
Robert J. Weatherbie
Chief Executive Officer
Team Financial, Inc.
(913) 294-9667
bob.weatherbie@teamfinancialinc.com
http://www.teamfinancialinc.com

or Contact the Company’s Solicitor:
Georgeson
Banks & Brokers Call: 212-440-9800
Call Toll Free: 866-344-8965

Team Financial, Inc. Provides Corporate Governance Update

Paola, Kansas  June 16, 2008—Team Financial, Inc. (NASDAQ:TFIN) is pleased to announce that its Board of Directors has taken action to create a Strategic Planning Committee comprised exclusively of independent directors which will be chaired by Connie Hart, an independent director who acquired extensive experience in bank holding company matters during her seven of years of service with the Federal Reserve Bank Kansas City Regional Office.  The Strategic Planning Committee will explore all strategic alternatives to maximize and improve shareholder value of the Company, including capital raising alternatives, strategic acquisitions, and mergers of the Company.  In addition the Committee will lead the Company’s selection of an investment banker and host a series of presentations from various firms scheduled to begin this week.

In addition, Ms. Hart was appointed Vice Chairperson of the Board subject to regulatory notices while the Company finalizes its efforts to bifurcate the position of Board Chairman and CEO which is being coordinated by the Compensation Committee.  It is anticipated that Ms. Hart will assume the duties of Chairperson when the Compensation Committee finalizes its contractual negotiations with the current CEO, Robert J. Weatherbie who now serves in both positions.  Mr. Weatherbie has endorsed this effort which will give him the opportunity to focus even more attention on the Company’s bank operations.

In addition, the Company officially received from its primary regulator, the Kansas City regional office of the Federal Reserve Bank, a letter dated June 13, 2008, which is similar to those issued by the Office of the Comptroller a few weeks ago with respect to the Company’s subsidiary banks.  As is customary, the letter provides that the Company is under similar regulatory conditions as those of its subsidiary banks, including prior regulatory notification of changes in senior management and the Board of Directors and restrictions on severance payments to officers, directors and employees.

We urge all stockholders to consider the importance of continuity of the Board during these challenging economic and regulatory conditions and the undesirability of choosing unknown “changes” at the annual meeting tomorrow.

IMPORTANT INFORMATION AND WHERE TO FIND IT

In connection with its 2008 Annual Meeting, Team Financial, Inc. has filed a definitive proxy statement, WHITE proxy card and other materials with the U.S. Securities and Exchange Commission (“SEC”). WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT TEAM FINANCIAL, INC. AND THE MATTERS TO BE CONSIDERED AT ITS ANNUAL MEETING. Investors may contact Robert J. Weatherbie at (913) 294-9667 or by email at bob.weatherbie@teamfinancialinc.com. Investors may also obtain a free copy of the proxy statement and other relevant documents as well as other materials filed with the SEC concerning Team Financial, Inc. at the SEC’s website at http://www.sec.gov. These materials and other documents may also be obtained for free from: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667.

CERTAIN INFORMATION REGARDING PARTICIPANTS IN THE SOLICITATION

Team Financial, Inc. and its directors are, and certain of its officers and employees may be deemed to be, participants in the solicitation of proxies from Team Financial’s stockholders with respect to the matters considered at the Team Financial, Inc. 2008 Annual Meeting. Information regarding these directors, and these certain officers and employees, is included in the definitive proxy statement on Schedule 14A filed with the SEC on April 28, 2008. Security holders can also obtain information with respect to the identity of the participants and potential participants in the solicitation and a description of their direct or indirect interests, by security holdings or otherwise, for free, by contacting: Secretary, Team Financial, Inc., 8 West Peoria, Suite 200, Paola, Kansas 66071 (913) 294-9667. More detailed information with respect to the identity of the participants, and their direct or indirect interests, by security holdings or otherwise, has been and will be set forth in our definitive proxy statement and other proxy related materials to be filed with the SEC in connection with the Team Financial, Inc. 2008 Annual Meeting.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995 that are subject to certain risks and uncertainties that could cause actual results to differ materially from historical income and those presently anticipated or projected.  The Company cautions readers not to place undue reliance on any such forward looking statements, which speak only as of the date of this release.  Such risks and uncertainties include those detailed in the Company’s filings with the Securities and Exchange Commission, risks of adverse changes in results of operations, risks related to the Company’s expansion strategies, risks relating to loans and investments, including the effect of the change of the economic conditions in areas the Company’s borrowers are located, risks associated with the adverse effects of governmental regulation,  changes in regulatory oversight, interest rates, and competition for the Company’s customers by other providers of financial services, all of which are difficult to predict and many of which are beyond the control of the Company.